AMENDMENT TO

                       EMPLOYMENT AND CONSULTING AGREEMENT

         WHEREAS, SEAGULL ENERGY CORPORATION ("Seagull") and BARRY J. GALT

("Galt") have heretofore entered into an Employment and Consulting Agreement (the "Agreement"), which was effective as of August 24, 1998; and

         WHEREAS, Seagull and Galt desire to amend the Agreement in certain respects, contingent on, and effective upon, the consummation of the transactions (the "Merger") contemplated by the Agreement and Plan of Merger between Company and Ocean Energy, Inc. dated as of November 24, 1998, as the same may be amended from time to time (the "Merger Agreement");

         NOW, THEREFORE, Seagull and Galt agree that the Agreement shall be amended as follows, effective as of the Merger Effective Time (which shall have the same meaning as the term "Effective Time" in the Merger Agreement):

         1. Paragraph 3 of the Agreement shall be deleted and the following shall be substituted therefor:

                  "3. Vice Chairman. Effective as of January 1, 1999, the Board of Directors has elected Galt to serve as Vice Chairman of the Board of Directors. As Vice Chairman, Galt shall have such powers and duties as designated in Seagull's bylaws and as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board of Directors. The designation of Vice Chairman shall continue through the earlier of (a) the Merger Effective Time (which shall have the same meaning as the term 'Effective Time' in the Agreement and Plan of Merger between Company and Ocean Energy, Inc. dated as of November 24, 1998, as the same may be amended from time to time (the 'Merger Agreement')) or (b) the adjournment of the 1999 Annual Meeting, after which Galt acknowledges that he will cease to serve as Vice Chairman."

         2. The  following  sentence  shall be  added to  paragraph  6(a) of the
Agreement:

         "Notwithstanding any provision in this Agreement to the contrary, the consummation of the transactions contemplated by the Merger Agreement, shall be deemed to be a 'Change of Control' (or, if applicable, a 'Corporate Change') with respect to Executive for all purposes under this Agreement, the Severance Agreement dated March 17, 1997 between Seagull and Galt, the Plan and the Company's other stock plans."

         3. As amended hereby, the Agreement is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transactions contemplated thereby, this Amendment shall be null and void and of no effect.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 24th day of November, 1998 to be effective as of the Merger Effective Time.

                                    SEAGULL ENERGY CORPORATION

                                    By:     ____________________________________

                            Name: William L. Transier

                       Title: Executive Vice President and

                             Chief Financial Officer

                                                                       "SEAGULL"

                                    -------------------------------------------
                                    Barry J. Galt

                                                                          "GALT"

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